UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 15, 2008

STEC, INC.

(Exact name of registrant as specified in charter)

California	000-31623	33-0399154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Daimler Street, Santa Ana, California	92705-5812
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 476-1180

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(d) On December 15, 2008, STEC, Inc.’s (the “Company”) Board of Directors (the “Board”), upon the recommendation of the Company’s Nominating and Corporate Governance Committee (the “Nominating Committee”), approved the appointment of Matthew Witte as an independent director to the Board. Mr. Witte’s appointment will fill the vacancy on the Board that will be created upon the resignation of Vahid Manian effective at the end of December 31, 2008 that was previously announced by the Company. The appointment of Mr. Witte to the Board will be effective January 1, 2009. Mr. Witte was also appointed to be a member of the Audit Committee, Compensation Committee and Nominating Committee.

Mr. Witte, age 51, is a founding partner of Marwit Capital, LLC, a private equity firm, since January 1994. In addition, Mr. Witte is currently one of two Managing Partners of the firm’s current fund – Marwit Capital Partners II, L.P. – where he is responsible for the fund’s management and final investment decisions. Mr. Witte graduated with a Bachelor of Science from Cornell University.

Mr. Witte will be compensated pursuant to the Company’s standard compensation arrangements and plans for non-employee directors described in the STEC, Inc. Proxy Statement filed with the Securities and Exchange Commission on April 25, 2008, including:

•	$5,000 for attendance in person at each regular meeting of the Board, or 50% of such fees if attendance is by telephone conference; and

•	$1,000 for attendance in person at each regular meeting of the Audit Committee, Compensation Committee and Nominating Committee, or 50% of such fees if attendance is by telephone conference.

In addition, under the Automatic Option Grant Program of the Company’s 2000 Stock Incentive Plan, Mr. Witte, as a non-employee Board member, will receive upon his initial appointment to the Board on January 1, 2009 an automatic option grant to purchase 30,000 shares of common stock. The option grant will have an exercise price per share equal to the closing price of the Company’s common stock on the grant date (or if the grant date is not a trading date, then on the last preceding trading date) as reported on the Nasdaq Market. The option will be immediately exercisable for all of the option shares; however, the Company may repurchase, at the exercise price paid per share, any shares purchased under the option which are not vested at the time of Mr. Witte’s cessation of Board service. The shares subject to each automatic option grant vests in a series of five successive equal annual installments upon Mr. Witte’s completion of each year of Board service over the five-year period measured from the grant date. However, the shares will immediately vest in full upon certain changes in control or ownership of the Company or upon Mr. Witte’s death or disability while serving as a Board member.

There is no arrangement or understanding pursuant to which Mr. Witte was selected as a director, and there are no related party transactions between the Company and Mr. Witte that are required to be disclosed under Item 404(a) of Regulation S-K.

A copy of a press release issued by the Company on December 16, 2008 announcing the appointment of Matthew Witte as a member of the Board is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release, dated December 16, 2008, issued by STEC, Inc. announcing the appointment of Matthew Witte to the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEC, Inc.

Date: December 16, 2008	By:	/s/ Manouch Moshayedi
Manouch Moshayedi
Chief Executive Officer

Exhibit Index

Exhibit Number	Description of Exhibit

99.1	Press Release, dated December 16, 2008, issued by STEC, Inc. announcing the appointment of Matthew Witte to the Board of Directors.